FOR IMMEDIATE RELEASE
OPAL Fuels Appoints Kazi Hasan as Chief Financial Officer
Proven energy industry executive brings over 25 years of extensive financial, operational, and strategic leadership experience in energy sector to drive disciplined growth and value creation
WHITE PLAINS, N.Y. – (February 3, 2025) – OPAL Fuels Inc. (Nasdaq: OPAL), today announced the appointment of Kazi Hasan as Chief Financial Officer, effective February 3, 2025. Mr. Hasan succeeds Scott Contino, who has served as interim CFO since October 2023. Mr. Contino will continue in his role as Chief Financial Officer of the Company’s sponsor, Fortistar.
With over 25 years of operational, financial, and strategic leadership experience in the power, utility, and renewable energy sectors, Mr. Hasan has a proven track record of creating shareholder value by aligning strategic goals with disciplined execution and financial rigor. Having held EVP, CFO, and other C-suite roles at large energy infrastructure and growth companies, Mr. Hasan has led corporate development strategy and execution, financial operations, capital raising, designing and executing growth plans, M&A, and investor relations. He has extensive experience in structuring strategic partnerships and has raised over $30 billion of equity and debt from private and public markets. At OPAL Fuels, he will be a key driver of building upon OPAL’s successful platform and unlocking value amid the accelerating demand for scalable, economical and lower carbon energy solutions.
“We are thrilled to welcome Kazi, an accomplished CFO and corporate leader with deep expertise across finance, strategy and operations within the renewable energy and infrastructure space,” said Adam Comora, co-CEO of OPAL Fuels. “His leadership as a public company executive will be pivotal as we continue to scale our platform, accelerate growth and maximize shareholder value. I am confident that his collaboration with our leadership team and the Board will be instrumental in executing our growth strategy. I also want to thank Scott Contino for his critical contribution in leading our finance organization while we’ve continued to build intrinsic value and opportunity for our company and shareholders.”
“I am honored to join OPAL Fuels, a market leading platform in the development and operations of renewable fuel production and its unique vertical integration with distribution at scale across the United States,” said Mr. Hasan. “Opal Fuels’ ability to capture and convert biogas into cost-effective renewable energy solutions delivers significant value to customers, partners and society at large striving to achieve decarbonization goals while also strengthening their financial performance. I am grateful for the trust placed in me and look forward to working with OPAL Fuels’ exceptional executive team to drive financial and operational excellence, strengthen our market leadership, and maximizing shareholder value.”

Prior to joining OPAL Fuels, Mr. Hasan served as Senior Advisor at Fluence Energy (Nasdaq: FLNC), and as EVP and Chief Financial Officer at Puget Sound Energy and Cleco, energy utilities in Washington and Louisiana, respectively. Prior to these roles, Mr. Hasan spent more than two decades with publicly traded AES (NYSE: AES) in senior Global and Regional top executive roles, including as Global Chief Risk Officer. He also served as a Board member for various public and private companies. Mr. Hasan is a Chartered Financial Analyst and holds an Engineering degree and multiple Masters degrees in Business Administration and Leadership.
A Form 8-K has been filed with the Securities and Exchange Commission in conjunction with this press release.
About OPAL Fuels Inc.
OPAL Fuels Inc. (Nasdaq: OPAL) is a leader in the capture and conversion of biogas into low carbon intensity RNG and renewable electricity. OPAL Fuels is also a leader in the marketing and distribution of RNG to heavy duty trucking and other hard to de-carbonize industrial sectors. For additional information, and to learn more about OPAL Fuels and how it is leading the effort to capture North America’s naturally occurring methane and decarbonize the economy, please visit www.opalfuels.com.
Forward-Looking Statements
Disclaimer
This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Contact information
For OPAL Fuels
Todd Firestone
Vice President Investor Relations and Corporate Development
914-705-4001
investors@opalfuels.com
Media
Zach Gorin
ICR, Inc.
OPALFuelsPR@icrinc.com

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